EXHIBIT 21.1


                          COLUMBUS MCKINNON CORPORATION

                                  SUBSIDIARIES
                             (AS OF MARCH 31, 2005)


Columbus McKinnon de Mexico, S.A. de C.V. (Mexico)
CM Insurance Company, Inc. (US-NY)
Columbus McKinnon do Brazil Ltda. (Brazil)
Crane Equipment & Service, Inc. (US-OK)
     Larco Industrial Services, Ltd. (Canada)
Societe d'Exploitation des Raccords Gautier (France)
Univeyor A/S (Denmark)
     Ejendomsselskabet Lupinvej 11 (Denmark)
     Univeyor AB (Sweden)
     Univeyor Conveying Systems Ltd. (England)
Yale Industrial Products, Inc. (US-DE)
     Egyptian-American Crane Co. (40% Joint Venture) (Egypt)
     Spreckels Water Company, Inc. (US-DE)
         Spreckels Consolidated Industries, Inc. (US-CA)
     Audubon Europe S.a.r.l. (Luxembourg)
         Columbus McKinnon Limited (Canada)
         Yale Industrial Products Ltd. (England)
         Yale Industrial Products GmbH (Germany)
              Camlok Lifting Clamps Ltd. (England)
              Hangzhou LILA Lifting and Lashing Co. Ltd. (China)
              Yale Levage (France)
              Yale Elevacion Iberica S.L. (Spain)
              Yale Hangzhou Industrial Products Ltd. (China)
              Yale Industrial Products B.V. (The Netherlands)
              Yale Industrial Products GmbH (Austria)
              Yale Industrial Products Pty. Ltd. (South Africa)
              Yale Industrial Products Asia (Thailand) Co. Ltd. (Thailand) Yale Lifting & Mining Products (Pty.) Ltd. (25% Financial
                 Interest) (South Africa)
              Yale Industrial Products Kft. (Hungary)




















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